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                                                                   Exhibit 5(b)


                                 August 8, 1995


General Electric Company
3135 Easton Turnpike
Fairfield, CT 06431

Ladies and Gentlemen:

I have examined the Registration Statement on Form S-3 being filed jointly by General Electric Capital Services, Inc., a Delaware corporation (the "Company") and General Electric Company, a New York corporation (the "Guarantor") with the Securities and Exchange Commission under the Securities Act of 1933, as amended, for the registration of (i) $300 million aggregate principal amount of guaranteed subordinated debt securities of the Company (the "Notes"), to be issued from time to time under the indenture dated as of August 1, 1995 among the Company, the Guarantor and The Chase Manhattan Bank, National Association (the "Indenture"), and (ii) the unconditional guaranty by the Guarantor of the Company's obligations under the Notes (the "Guarantees").

In my opinion, when the Notes have been duly executed, authenticated and delivered, subject to the final terms of the Notes being in compliance with then-applicable law, the Guarantees will be valid and binding obligation of the Guarantor, enforceable against the Guarantor in accordance with their terms and will entitle the holders thereof to the benefits provided by the Indenture except in such case as the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and by general equitable principles (regardless of whether the issue of enforceability is considered in a proceeding in equity or at law).
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I hereby consent to the filing of this opinion as an exhibit to the
Registration Statement and to the reference to myself under the caption "Legal Opinions" in the Registration Statement. Further, I hereby consent to the incorporation by reference of this opinion and consent in any abbreviated registration statement(s) registering up to an additional 20% aggregate principal amount of guaranteed subordinated debt securities and guarantees filed subsequent to the date hereof.

                                       Very truly yours,

                                       /s/ Robert E. Healing

                                       Robert E. Healing


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